AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON MARCH 20, 2002

                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                            LITTLEFIELD CORPORATION.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                      74-2723809
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization

                              2501 NORTH LAMAR BLVD
                               AUSTIN, TEXAS 78705
          (Address of principal executive offices, including zip code)

                             LITTLEFIELD CORPORATION
                             2001 STOCK OPTION PLAN
                   LITTLEFIELD CORPORATION 401(K) SAVINGS PLAN
                LITTLEFIELD CORPORATION 2002 STOCK PURCHASE PLAN
                           (Full titles of the plans)


                                JEFFREY L. MINCH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             LITTLEFIELD CORPORATION
                         816 CONGRESS AVENUE, SUITE 1250
                               AUSTIN, TEXAS 78701
                                 (512) 476-5141
 (Name, address and telephone number, including area code, of agent for service)
                             ----------------------

                                    COPY TO:

                                HOWARD D. NIRKEN
                              JENKENS & GILCHRIST,
                           A PROFESSIONAL CORPORATION
                         600 CONGRESS AVENUE, SUITE 2200
                               AUSTIN, TEXAS 78701
                                 (512) 499-3800



                                                         CALCULATION OF REGISTRATION FEE

           TITLE OF SECURITIES TO                     AMOUNT TO BE           PROPOSED MAXIMUM    PROPOSED            Amount of
               BE REGISTERED                         REGISTERED (1)           OFFERING PRICE      MAXIMUM          Registration
                                                                               PER SHARE (2)     AGGREGATE              Fee
                                                                                              OFFERING PRICE
                                                                                                    (2)
--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $0.001 PER
SHARE UNDER:
LITTLEFIELD CORPORATION 2001 STOCK OPTION PLAN            1,000,000                $1.90        $1,900,000
401(K) SAVINGS PLAN                                         250,000                $1.90          $475,000
2002 EMPLOYEE STOCK PURCHASE PLAN                           250,000                $1.90          $475,000

TOTAL:                                                    1,500,000                             $2,850,000         $262.20


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Savings Plan and the 2002 Employee Stock Purchase Plan.

(1) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.


(2) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933 and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share under the plans is estimated to be $1.90 based on the average of the high ($2.00) and low ($1.79) sales prices per share of Littlefield Corporation tracking stock on the NASDAQ National Market on March 18, 2002.




                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

          (a) The Registrant's latest annual report Form 10-KSB for fiscal year ended December 31, 2000, filed with the Commission on March 30, 2001;

          (b) The Registrant's reports on Form 10-QSB for fiscal quarters ending;

               (i) March 31, 2001 and filed with the Commission on May 10, 2001;

               (ii) June 30, 2001 and filed with the Commission on August 13, 2001;

               (iii) September 30, 2001 and filed with the Commission on November 14, 2001;

               (iv) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on December 13, 1994, under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description; and

               (v)  The  Proxy   Statement  for  the  2001  Annual   Meeting  of
          Shareholder.



     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     The Corporation's By-laws provide that the Corporation shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the general corporation law of Delaware and the Certificate of Incorporation.

     Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise before such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS


Exhibit Number                                                        Description
--------------                                                      ----------------
5.1                                Opinion of Jenkens & Gilchrist,  a Professional  Corporation regarding legality of the Common Stock being registered
23.1                               Consent of Accountant
23.3                               Consent of Jenkens & Gilchrist,  a Professional  Corporation  (included in opinion filed as Exhibit 5.1)
24.1                               Power of Attorney (see signature page)
99.1                               Littlefield Corporation 2001 Stock Option
99.2                               Littlefield Corporation 401(k)
99.3                               Littlefield Corporation 2002 Employee Stock Purchase Plan


     The Registrant hereby undertakes that it will submit or has submitted the 401(k) Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

ITEM 9.  ADDITIONAL UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (iv) Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 12th day of March, 2002.

                                       LITTLEFIELD CORPORATION

                                       /s/ Jeffrey L. Minch
                                       -----------------------------------------
                                       By: Jeffrey L. Minch
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY


     Each person whose individual signature appears below hereby authorizes Jeffrey L. Minch and Kathy Scanlon, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of March, 2002.



          SIGNATURE                                                            TITLE
        ------------                                                        -----------


/s/ Jeffrey L. Minch
---------------------------
Jeffrey L. Minch                                                  Director, President and Chief Executive Officer


/s/ Kathy Scanlon
---------------------------
Kathy Scanlon                                                     Secretary and Treasurer


/s/ Daniel W. Deloney
---------------------------
Daniel W. Deloney                                                 Director



/s/ Gordon McNutt
---------------------------
Gordon McNutt                                                     Director



/s/ F. Gary Valdez
---------------------------
F. Gary Valdez                                                    Director


                   LITTLEFIELD CORPORATION 401(k) SAVINGS PLAN

     Pursuant to requirements of the Securities Act of 1933, as amended, the persons who will administer the Littlefield Corporation 401(k) Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 12th day of March, 2002


                                                    LITTLEFIELD CORPORATION
                                                    401(k) SAVINGS PLAN



                                                    /s/ Jeffrey L. Minch
                                                    ----------------------------
                                                    By: Jeffrey L. Minch
                                                    Its: Chairman, President and
                                                    Chief Executive Officer



                                INDEX TO EXHIBITS


Exhibit Number                                                        Description
---------------                                                     ----------------
5.1                                Opinion of Jenkens & Gilchrist,  a Professional  Corporation regarding legality of the Common Stock being registered
23.1                               Consent of Accountant
23.3                               Consent of Jenkens & Gilchrist,  a Professional  Corporation  (included in opinion filed as Exhibit 5.1)
24.1                               Power of Attorney (see signature page)
99.1                               Littlefield Corporation 2001 Stock Option
99.2                               Littlefield Corporation 401(k)
99.3                               Littlefield Corporation 2002 Employee Stock Purchase Plan




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